UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2011

SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification No.)

601 McCarthy Boulevard, Milpitas, California  95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURE

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, SanDisk Corporation (the “Company”) appointed Donald Robertson, age 42, to the position of Principal Accounting Officer of the Company.  Mr. Robertson is a Vice President of the Company and has served as Corporate Controller since joining the Company in January 2006.  From February 2004 until joining the Company, Mr. Robertson worked at Adaptec, Inc., as Director of Finance.  From 1992 until February 2004, Mr. Robertson worked at PricewaterhouseCoopers in San Jose, California.  Mr. Robertson holds a Master of Science, Accounting from San Jose State University and a Bachelor of Arts, Quantitative Economics and Decision Sciences from University of California, San Diego.  Mr. Robertson is a Certified Public Accountant.

In connection with his appointment as Principal Accounting Officer, Mr. Robertson received a restricted stock unit award of 4,000 shares of Company common stock granted under the Company’s Amended and Restated 2005 Incentive Plan.  The restricted stock unit award shall vest in four successive equal annual installments measured from the award date.

Ms. Judy Bruner, the Company’s previous Principal Accounting Officer, will remain the Company’s Principal Financial Officer and will continue in her role as Executive Vice President, Administration and Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011
SANDISK CORPORATION

	By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)